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                     [LETTERHEAD OF DEBEVOISE & PLIMPTON]

                                                                     EXHIBIT 5.1

                                                                 October 9, 1996

The SABRE Group
   Holdings, Inc.
4255 Amon Carter Boulevard
Fort Worth, Texas  76155

                      Registration Statement on Form S-1
                         (Registration No. 333-09747)
                      ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to The SABRE Group Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-1 (Registration No. 333-09747) (the "Registration Statement"), relating to 20,200,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), being offered by the Company, and an additional 3,030,000 shares solely to cover over-allotments (collectively, the "Shares").

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or

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The SABRE Group                        2                         October 9, 1996
  Holdings, Inc.


appropriate to enable us to render the opinion expressed below.

        Based upon the foregoing, we are of the opinion that, upon issuance and delivery of the Shares and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the underwriting agreements (the forms of which are filed as Exhibits 1.1 and 1.2 to the Registration Statement), the Shares will be duly authorized, validly issued and outstanding, and fully paid and non-assessable.

        Our opinion expressed above is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the Federal laws of the United States of America.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Validity of Class A Common Stock" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.


                                                Very truly yours,


                                                /s/ Debevoise & Plimpton